SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): September 1, 2007

                           EPIC ENERGY RESOURCES, INC.
                           ---------------------------
                 (Name of Small Business Issuer in its charter)

        Colorado                     0-31357                  94-3363969
  --------------------         -------------------       ---------------------
(State of incorporation)      (Commission File No.)        (IRS  Employer
                                                          Identification No.)

                           10655 Six Pines, Suite 210
                           The Woodlands, Texas 77380
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          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (281)-419-3742

                                       N/A
                               -----------------
          (Former name or former address if changed since last report)


Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 1.01   Entry Into a Material Definitive Agreement

     On September 1, 2007, the Company signed an agreement to acquire Pearl Development Company for 1,186,240 shares of its restricted common stock and cash of $18,000,000. If the acquisition is completed, up to 3,313,760 additional shares may be issued in the future to key employees and officers of Pearl Development subject to certain vesting requirements.

     Pearl   Development   provides   engineering,    construction   management,
operations, maintenance, field, and technology consulting services to the oil, gas and energy industry. Pearl Development currently employs over 175 professionals working from 6 offices and serving clients in the greater Rocky Mountain Region and the Middle East.

     The acquisition is subject to the completion of the audit of Pearl Development's financial statements and Epic raising $18,000,000 for the cash component of the purchase price. If the transaction fails to close due only to Epic's failure to raise the $18,000,000 Epic will be required to issue 1,186,240 shares of its common stock to the shareholders of Pearl.


Item 9.01   Financial Statements and Exhibits

      Number     Description
      ------     -----------

        10       Agreement relating to the acquisition of Pearl Development
                 Company.


      The financial statements of the Pearl Development Company, together with the required proforma financial statements will be filed by amendment.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   September 25, 2007                EPIC ENERGY RESOURCES, INC.



                                          By:   /s/ John Ippolito
                                                ------------------------------
                                               John Ippolito, President

























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                                   EXHIBIT 10








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